SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 5, 2000

                                UACSC AUTO TRUSTS

             (Exact name of registrant as specified in its charter)

                                    NEW YORK

                 (State or other jurisdiction of incorporation)

         333-77535                               35-1937340
   (Registration Number)                 (IRS Employer Identification No.)




  9240 Bonita Beach Road
  Suite 1109-A
  Bonita Springs, Florida                                       34135

(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  (941) 948-1850

Item 5.   Other Events.

         Computational Materials
         -----------------------

         On June 5, 2000, Computational Materials were distributed to potential investors in connection with a proposed offering of asset-backed notes under Reg. No. 333-77535. Under the proposed trust and servicing agreement and the proposed indenture (the "Proposed Agreements"), UAC Securitization Corporation ("UACSC") will act as the proposed seller and establish the UACSC 2000-B Owner Trust (the "Proposed Trust") by selling and assigning the proposed trust property to the trustee in exchange for the proceeds fo the notes, each of which is secured by the assets of the Proposed Trust. Pursuant to the Proposed Agreements, Union Acceptance Corporation will act as servicer. Such Computational Materials are filed with this Current Report on Form 8-K on the basis of the position of the Division of Corporation Finance set forth in Kidder, Peabody Acceptance Corporation I (available May 20, 1994), Public Securities Association (available May 27, 1994), Public Securities Association (available February 17, 1995) and subsequent related no-action letters.


Item 7.   Financial Statements and Exhibits.

          Exhibit
          Number      Description
          ------      -----------

            99        Computational Materials

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Bonita Springs, State of Florida, on June 5, 2000.


                                    UAC SECURITIZATION CORPORATION
                                    as Seller  (Registrant)



                                    /s/ Leeanne W. Graziani
                                    ----------------------------------------
                                    Leeanne W. Graziani
                                    President, Treasurer and
                                    Assistant Secretary